DYNAMIC ALERT LIMITED

STOCK SUBSCRIPTION AGREEMENT

TO: DYNAMIC ALERT LIMITED (the "Company"), SELLER

All subscribers are subject to the provisions of the Stock Subscription Agreement.

1.

The undersigned hereby subscribes for ________________ shares of Dynamic Alert Limited (the "Company") at a purchase price of $0.10 per share, in accordance with the terms and conditions of this Stock Subscription Agreement (the “Agreement”).

2.

This subscription is one of a limited number of such subscriptions for shares of common stock of the Company.  The execution of this Agreement shall constitute an offer by the undersigned to subscribe for common shares of stock in the amount specified above.  The Seller, Dynamic Alert Limited, shall have the right, in its sole discretion, to reject such offer for any reason whatsoever, or, by executing a copy of this Agreement, to accept such offer.  If such offer is accepted, Dynamic Alert Limited will return an executed copy of this Agreement to the undersigned, and will subsequently direct its transfer agent by way of a treasury order to issue a share certificate in the number of shares as specified above and in such name or names as the undersigned has directed in this Agreement.

If this Agreement is rejected by the Company or if the offering is not consummated for any reason, the subscription payment of the undersigned will be returned, in full, as soon as practicable following termination of the offering or the date of rejection, as applicable.  It is understood that this Agreement is not binding upon Dynamic Alert Limited unless and until it is accepted by Dynamic Alert Limited, as evidenced by its execution of this Agreement where indicated below.

3.

The undersigned has been furnished with a copy of the prospectus contained in the Company's Registration Statement on Form SB-2.

4.

Subscription

The undersigned hereby subscribes for the purchase of common shares of the stock of Dynamic Alert Limited and encloses payment of $________________ (@ $0.10 per share) payable to Dynamic Alert Limited or as otherwise directed by Dynamic Alert Limited.

EXECUTED this          day of

 200      at _____________________________

__.

________________________________

________________________________

Signature of Subscriber, or, if Subscriber

Name of Authorized Signatory- PLEASE PRINT

is a corporation, partnership or trust,

signature of authorized signatory

________________________________

Office of Authorized Signatory

Social Security or other identification number

_____________________________

Address of Corporation

_____________________________

If the subscriber is a partnership,

City

corporation or trust, complete the

following:

______________________________

_____________________________

Name of Partnership, Corporation or Trust

State/Province

Zip Code

PLEASE PRINT (affix seal, if any)

This Stock Subscription Agreement is accepted by Dynamic Alert Limited this

_________________ day of _______________________, 200       .

DYNAMIC ALERT LIMITED

By:_________________________

President

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